Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared under United States generally accepted accounting principles (“U.S. GAAP”), and gives effect to the Share Exchange Agreement (the “Share Exchange”) between Inspired Builders, Inc. (“Inspired”) and Guskin Gold Corporation (“Guskin”) to be accounted for as a reverse acquisition under U.S. GAAP. In addition, the pro forma condensed combined financial information gives effect to the proposed issuance of 28,200,000 shares of Inspired’ shares of common stock to Guskin’ shareholders.

The Share Exchange is accounted for as a reverse recapitalization under U.S. GAAP as the Share Exchange results in a change of control of Inspired. Guskin’ was determined to be the accounting acquirer based upon the terms of the Share Exchange and other factors including: (i) Guskin’ shareholders are expected to own approximately 96.54% of Inspired’ issued and outstanding common stock immediately following the effective time of the Share Exchange (the “Closing”), and (ii) Guskin’ management will hold all key positions in the management of the combined company. The Closing of the Share Exchange is subject to certain conditions, including the approval of Inspired’ shareholders.

The following unaudited pro forma condensed combined financial statements are based on Guskin’ historical financial statements and Inspired’ historical financial statements, as adjusted, to give effect to Guskin’ reverse recapitalization of Inspired. The unaudited pro forma condensed combined statements of operations for the nine months ended June 30, 2020 give effect to these transactions as if they had occurred on October 1, 2019. The unaudited pro forma condensed combined balance sheet as of June 30, 2020 gives effect to these transactions as if they had occurred on June 30, 2020. The unaudited pro forma condensed combined financial statements for the year ended September 30, 2019 are not presented as Guskin was incorporated on May 28, 2020 (the “inception date”); and therefore, there was no historical financial statements prior to the inception date. Because Guskin will be treated as the acquirer under the reverse recapitalization, Guskin’ and Inspired’ assets and liabilities will be recorded at their precombination carrying amounts in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The application of reverse recapitalization accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final reverse recapitalization accounting, expected to be completed at the Closing, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined organization’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Inspired and Guskin been a combined organization during the specified periods. The actual results reported in periods following the transaction may differ significantly from those reflected in the pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma condensed combined financial information.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with Inspired’ historical financial statements, which are included in Inspired’ latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on November 12, 2019 and the June 30, 2020 results included in Inspired’ report on Form 10-Q filed with the SEC on August 14, 2020, and Guskin’ historical information included herein.

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEETS

AT JUNE 30, 2020

	Inspired	Guskin	Proforma Adjustments	Note	Proforma Combined

ASSETS
Current Assets
Cash	$17,287	$-	$-		$17,287
Prepaid expenses	-	3,940	-		3,940
TOTAL ASSETS	$17,287	$3,940	$-		$21,227

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$8,700	$26	$-		$8,726
Loan payable - related parties	14,496	15,540	-		30,036
Convertible notes payable (net of unamortized discount)	14,722	-	-		14,722
Derivative liability	1,712,106	-	-		1,712,106
TOTAL LIABILITIES	1,750,024	15,566	-		1,765,590

Commitments and contingencies	-	-

Stockholders’ Deficit
Preferred stock: 5,000,000 shares authorized; $0.001 par value	-	-	-		-
Common stock: 250,000,000 shares authorized; $0.001 par value
	1,011	28,200	-		29,211
Additional paid in capital	1,490,817	-	(3,224,565)	(a)	(1,733,748)
Accumulated deficit	(3,224,565)	(39,826)	3,224,565	(a)	(39,826)
Total Stockholders’ Deficit	(1,732,737)	(11,626)	-		(1,744,363)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$17,287	$3,940	$-		$21,227

The accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED JUNE 30, 2020

	Inspired For the Nine Months Ended June 30, 2020	Guskin For the Period from May 28, 2020 (inception) to June 30, 2020	Proforma Adjustments	Note	Proforma Combined

Operating Expenses
General and administrative	$81,724	$1,630	$-		$83,354
Professional fees	-	38,170	-		38,170
Total Operating Expenses	81,724	39,800	-		121,524

Loss from operations	(81,724)	(39,800)	-		(121,524)

Other Income (Expense)
Interest expense	(16,194)	(26)	-		(16,220)
Change in fair value of derivative	(1,615,956)	-	-		(1,615,956)
Other income	3,194	-	-		3,194
Total other expense	(1,628,956)	(26)	-		(1,628,982)

Provision for income taxes	-	-	-		-

Net Loss	$(1,710,680)	$(39,826)	$-		$(1,750,506)

Basic and diluted net loss per common share	$(1.69)				$(0.06)

Weighted average number of common shares outstanding - basic and diluted	1,011,254		28,200,000	(b)	29,211,254

The accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Description of Transaction and Basis of Presentation

Share Exchange Agreement

On September 3, 2020, Inspired and the controlling stockholders of the Inspired entered into a Share Exchange Agreement (the “Share Exchange”) with Guskin and the shareholders of Guskin. Guskin’ current plan of operation consists of identifying, assessing and vetting various gold and mineral properties, specifically focusing on gold properties and the exploration and potential development of small-scale gold mining operations in the Republic of Ghana, West Africa.

At the closing of the transactions contemplated by the Share Exchange (the “Closing”), in exchange for 28,200,000 shares of Guskin’ common stock which represents 100% of the currently issued and outstanding capital stock of Guskin, Inspired will issue 28,200,000 newly issued shares of Inspired’ common stock to the Guskin’ shareholders, representing approximately 96.54% of the Inspired’ issued and outstanding common stock of Inspired upon Closing. As a result of the Share Exchange, Guskin shall become the Company’ wholly owned subsidiary, and the Inspired shall acquire the business and operations of Guskin. The Closing of the Share Exchange is subject to certain conditions, including the approval of Inspired’ shareholders. The Share Exchange will close on or before September 30, 2020, as long the conditions precedent to closing have been met.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma condensed combined balance sheet as of June 30, 2020 is presented as if the Share Exchange had been completed on June 30, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended June 30, 2020 assumes that the Share Exchange occurred on October 1, 2019 and combines the historical results of Guskin and Inspired.

For accounting purposes, Guskin is considered to be the acquiring company and the Share Exchange will be accounted for as a reverse recapitalization of Inspired by Guskin because (i) Guskin’ shareholders are expected to own approximately 96.54% of Inspired’ issued and outstanding common stock immediately following the effective time of the Share Exchange, and (ii) Guskin’ management will hold all key positions in the management of the combined company following the Closing. Under reverse recapitalization accounting, the assets and liabilities of Inspired will be recorded, as of the Closing, at their fair value which is expected to approximate book value because of the short-term nature of the instruments. No goodwill or intangible assets are expected to be recognized. Consequently, the financial statements of Guskin reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. The historical financial statements of Inspired and Guskin, which are provided elsewhere in this registration statement, have been adjusted to give pro forma effect to events that are (i) directly attributable to the Share Exchange, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

To the extent there are significant changes to the business following completion of the Share Exchange, the assumptions and estimates set forth in the unaudited pro forma condensed financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Share Exchange. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

Note 2 - Preliminary Fair value of the Assets Acquired and the Liabilities Assumed

The following is the preliminary estimate of the fair value of the assets acquired and the liabilities assumed by Guskin in the Share Exchange:

Dr. (Cr.)
Cash and cash equivalents	$17,287
Accounts payable	(8,700)
Other payables and accrued expenses	(14,496)
Convertible notes payable and other liabilities	(1,726,828)
Net liabilities acquired	$(1,732,737)

Note 3 – Proforma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)	Represents the issuance of 28,200,000 shares of common stock of Inspired to Guskin’ shareholders and its effect on historical equity of Inspired in connection with the Share Exchange.

Description	Debit	Credit
Additional paid in capital	3,224,565
Accumulated deficit		3,224,565

(b)	Represents the increase in the weighted average shares due to the issuance of 28,200,000 shares of Inspired’ common stock to Guskin in connection with the Share Exchange.

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